UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2017

HRG GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2017, HRG Group, Inc. (the “Company”) and George Nicholson, the Company’s Senior Vice President, Chief Accounting Officer and Acting Chief Financial Officer, entered into a retention letter agreement (the “Nicholson Retention Agreement”) pursuant to which Mr. Nicholson will be employed by the Company as its Senior Vice President, Chief Financial Officer and Chief Accounting Officer, effective as of January 20, 2017. In addition, his base salary will be increased to $325,000 effective as of January 1, 2017 and he will receive a one-time bonus equal to $100,000 within ten days after January 20, 2017. Subject to Mr. Nicholson’s continued employment with the Company through the earliest of November 30, 2017, the date the Company files its Annual Report on Form 10-K for the fiscal year ending September 30, 2017 or an earlier date selected by the Company (the “Retention End Date”), he will receive (i) a retention payment equal to $325,000 and (ii) a bonus equal to $400,000. The separation payment is in lieu of the separation payments Mr. Nicholson was entitled to receive under his employment agreement, and the bonus represents Mr. Nicholson's bonus for fiscal 2017 through the Retention End Date (Mr. Nicholson is not entitled to any other bonus through the Retention End Date). In addition, he will be eligible to receive COBRA reimbursement for a period of up to 12 months if his employment is terminated. Mr. Nicholson will also receive these payments if his employment is terminated by the Company without Cause or by Mr. Nicholson for Good Reason. However, if Mr. Nicholson's employment is terminated by the Company for Cause or if he resigns without Good Reason, in which case he will not be eligible for the retention payment, bonus and COBRA reimbursement. The retention payment, bonus and COBRA reimbursement are conditioned upon Mr. Nicholson’s execution of a customary release and will be in lieu of any severance or bonus payments pursuant to his employment agreement. Mr. Nicholson will be entitled to receive accrued but unpaid base salary, unused vacation time accrued and unreimbursed business expenses incurred through the date of termination.
The foregoing description of the Nicholson Retention Agreement is not complete and is qualified in its entirety by reference to the text of the Nicholson Retention Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits

Exhibit No.	Description
10.1	Retention Agreement, dated as of January 20, 2017, by and between HRG Group, Inc. and George C. Nicholson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HRG GROUP, INC.

By:	/s/ Ehsan Zargar
Name:	Ehsan Zargar
Title:	Senior Vice President, General Counsel & Corporate Secretary

Dated: January 24, 2017

Exhibit No.	Description
10.1	Retention Agreement, dated as of January 20, 2017, by and between HRG Group, Inc. and George C. Nicholson.